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                                                                  EXHIBIT 10(B)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Experts" in the Prospectus and in Post-Effective Amendment Number 11 to the Registration Statement (Form N-4, No. 33-34813) of John Hancock Variable Annuity Account U.

  We also consent to the inclusion of our reports dated February 11, 2000 on the financial statements included in the Annual Report of the John Hancock Variable Annuity Account U, and dated March 10, 2000 on the financial statements included in the Annual Report of the John Hancock Mutual Life Insurance Company for the year ended December 31, 1999.

                                         /s/ ERNST & YOUNG LLP

                                          ERNST & YOUNG LLP

Boston, Massachusetts
November 1, 2000